Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Special Financial Report of Metros Development Co., Ltd. (the “Company”) on Form 20-F for the fiscal year ended November 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yoshihiro Koshiba, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2024

By:	/s/ Yoshihiro Koshiba
Name:	Yoshihiro Koshiba
Title:	Chief Executive Officer